   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 18, 1998
                                                     REGISTRATION NO. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             ----------------------
                             WALL DATA INCORPORATED
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                     Washington                                                     91-1189299
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)         (I.R.S. EMPLOYER IDENTIFICATION NO.)


                              11332 N.E. 122ND WAY
                         KIRKLAND, WASHINGTON 98034-6931
          (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

                             WALL DATA INCORPORATED
                      1994 NONOFFICER STOCK OPTION PLAN AS
                    AMENDED AND RESTATED ON OCTOBER 15, 1996
                            (FULL TITLE OF THE PLAN)

                                  JOHN R. WALL
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                              11332 N.E. 122ND WAY
                         KIRKLAND, WASHINGTON 98034-6931
                                 (425) 814-9255
(NAME, ADDRESS AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                             ----------------------
                                    COPY TO:

                               L. MICHELLE WILSON
                                PERKINS COIE LLP
                          1201 THIRD AVENUE, 40TH FLOOR
                         SEATTLE, WASHINGTON 98101-3099
                             ----------------------
                         CALCULATION OF REGISTRATION FEE



==============================================================================================================
                                                 PROPOSED MAXIMUM      PROPOSED MAXIMUM
     TITLE OF SECURITIES         NUMBER TO BE     OFFERING PRICE          AGGREGATE              AMOUNT OF
    TO BE REGISTERED(1)         REGISTERED(2)      PER SHARE(3)        OFFERING PRICE(3)      REGISTRATION FEE
    --------------------        --------------   ----------------      -----------------      ----------------
Common Stock,  no par value       150,000              $17.94              $2,691,000               $749
==============================================================================================================


(1)     Including the associated Preferred Stock Purchase Rights.

(2) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to such plan as the result of any future stock split, stock dividend or similar adjustment of the outstanding Common Stock of the Registrant.

(3) Estimated solely for the purpose of calculating the registration fee. The price per share is estimated to be $17.94 based on the average of the high ($18.125) and low ($17.75) sales prices for the Common Stock in the over-the-counter market on December 14, 1998 as reported on the Nasdaq National Market.

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The following documents are hereby incorporated by reference in this Registration Statement:

               (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1997 filed with the Securities and Exchange Commission (the "Commission") on March 26, 1998;

               (b) The Registrant's Transition Report on Form 10-K for the four-month period ended April 30, 1998 filed with the Commission on July 27, 1998;

               (c) The description of the Registrant's Common Stock contained in the Registration Statement on Form 8-A filed with the Commission on February 3, 1993 under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as amended by the Form 8-A filed with the Commission on March 8, 1993, and the description of the Registrant's Preferred Stock Purchase Rights contained in the Registration Statement on Form 8-A filed with the Commission on July 20, 1995 under Section 12(g) of the Exchange Act; and

               (d) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the fiscal year covered by the Form 10-K referred to in (a) above.

        All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment, which indicates that the securities offered hereby have been sold or which deregisters the securities covered hereby then remaining unsold, shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed.

Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Sections 23B.08.500 through 23B.08.600 of the Washington Business Corporation Act authorize a court to award, or a corporation's board of directors to grant, indemnification to directors and officers on terms sufficiently broad to permit indemnification under certain circumstances for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"). Section 10 of the Registrant's Restated Bylaws provides for indemnification of the Registrant's directors, officers, employees and agents to the maximum extent permitted by Washington law.

        Section 23B.08.320 of the Washington Business Corporation Act authorizes a corporation to limit a director's liability to the corporation or its shareholders for monetary damages for acts or omissions as a director, except in certain circumstances involving intentional misconduct, self-dealing or illegal corporate loans or distributions, or any transactions from which the director personally receives a benefit in money, property or services to which the director is not entitled. Article 12 of the Registrant's Restated Articles of Incorporation contains provisions implementing, to the fullest extent permitted by Washington law, such limitations on a director's liability to the Registrant and its shareholders.

        The Registrant has also entered into indemnification agreements pursuant to which it has agreed, among other things, to indemnify its directors and officers against certain liabilities.

Item 8.  EXHIBITS


      Exhibit
       Number                 Description
       ------                 -----------
         5.1    Opinion of Perkins Coie LLP

        23.1    Consent of Ernst & Young LLP, Independent Auditors

        23.2    Consent of Perkins Coie LLP(included in opinion filed as Exhibit
                5.1)

        24.1    Power of Attorney (see signature page)

      Exhibit
       Number                 Description
       ------                 -----------
        99.1    Wall Data Incorporated 1994 Nonofficer Stock Option Plan As
                Amended And Restated On October 15, 1996 (incorporated by
                reference to the Registrant's Registration Statement on Form S-8
                filed November 7, 1996)

        99.2    Amendments No. 1 and No. 2, dated October 28, 1997 and January
                23, 1998, respectively, to the Wall Data Incorporated 1994
                Nonofficer Stock Option Plan As Amended And Restated On October
                15, 1996 (incorporated by reference to the Registrant's
                Registration Statement on Form S-8 filed March 27, 1998)

        99.3    Amendment No. 3, dated June 30, 1998, to the Wall Data
                Incorporated 1994 Nonofficer Stock Option Plan As Amended And
                Restated On October 15, 1996 (incorporated by reference to the
                Registrant's Registration Statement on Form S-8 filed July 28,
                1998)

        99.4    Amendment No. 4, dated December 1, 1998, to the Wall Data
                Incorporated 1994 Nonofficer Stock Option Plan As Amended And
                Restated On October 15, 1996


Item 9. UNDERTAKINGS

A.      The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefits plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kirkland, State of Washington, on December 16, 1998.


                                      WALL DATA INCORPORATED


                                      By         /s/ John R. Wall
                                         -------------------------------
                                                    John R. Wall
                                           President and Chief Executive
                                                      Officer

                                POWER OF ATTORNEY

        Each person whose individual signature appears below hereby authorizes John R. Wall, Kevin B. Vitale and Craig E. Shank and each of them as attorneys-in-fact, with full power of substitution, to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file, any and all amendments to this Registration Statement, including any and all post-effective amendments.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on December 16, 1998.


                   Signature                                                 Title
                   ---------                                                 -----
               /s/ John R. Wall                          President and Chief Executive Officer
-----------------------------------------------          (Principal Executive Officer)
                 John R. Wall

              /s/ Kevin B. Vitale                        Chief Operating Officer and Director
-----------------------------------------------
                Kevin B. Vitale

              /s/ Richard P. Fox                         Chief Financial Officer (Principal Financial
-----------------------------------------------          Officer and Principal Accounting Officer)
                Richard P. Fox

           /s/ Robert J. Frankenberg                     Chairman of the Board
-----------------------------------------------
             Robert J. Frankenberg

            /s/ Jeffrey A. Heimbuck                      Director
-----------------------------------------------
              Jeffrey A. Heimbuck

              /s/ Henry N. Lewis                         Director
-----------------------------------------------
                Henry N. Lewis

              /s/ David F. Millet                        Director
-----------------------------------------------
                David F. Millet

             /s/ Steve Sarich, Jr.                       Director
-----------------------------------------------
               Steve Sarich, Jr.

             /s/ Bettie A. Steiger                       Director
-----------------------------------------------
               Bettie A. Steiger

                                INDEX TO EXHIBITS


      Exhibit
       Number                        Description
       ------                        -----------
         5.1    Opinion of Perkins Coie LLP

        23.1    Consent of Ernst & Young LLP, Independent Auditors

        23.2    Consent of Perkins Coie LLP (included in opinion filed as
                Exhibit 5.1)

        24.1    Power of Attorney (see signature page)

        99.1    Wall Data Incorporated 1994 Nonofficer Stock Option Plan As
                Amended And Restated On October 15, 1996 (Incorporated by reference to the Registrant's Registration Statement on Form S-8
                filed November 7, 1996)

        99.2    Amendments No 1 and No. 2, dated October 28, 1997 and January
                23,1998, respectively, to the Wall Data Incorporated 1994
                Nonofficer Stock Option Plan As Amended And Restated On October
                15, 1996 (Incorporated by reference to the Registrant's
                Registration Statement on Form S-8 filed March 27, 1998)

        99.3    Amendment No. 3, dated June 30,1998, to the Wall Data
                Incorporated 1994 Nonofficer Stock Option Plan As Amended And
                Restated On October 15, 1996 (Incorporated by reference to the
                Registrant's Registration Statement on Form S-8 filed July 28,
                1998)

        99.4    Amendment No. 4, dated December 1,1998, to the Wall Data
                Incorporated 1994 Nonofficer Stock Option Plan As Amended And
                Restated On October 15, 1996